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                                                                  Exhibit 10.5

                             ASSUMPTION AGREEMENT


      BY THIS ASSUMPTION AGREEMENT (the "Agreement") made and entered into as of the 11th day of February, 1998, CCIR OF TEXAS CORP., whose address is 3502 East Roeser Road Phoenix, Arizona 85040 (hereinafter called "Added Borrower"), in favor of BANK ONE, ARIZONA, NA, a national banking association, whose address is Post Office Box 71, Phoenix, Arizona 85001, Attn: Commercial Banking AZ1-1178 (hereinafter called "Lender"), in consideration of the recitals herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, confirms and agrees as follows:

SECTION 1.  RECITALS.

      1.1 Added Borrower is a Subsidiary and an Affiliate (as those terms are defined in the Loan Agreement hereinafter defined) of Continental Circuits Corp., a Delaware corporation (the "Company").

      1.2 As such, Added Borrower is benefitted by the financial accommodations (the "Loans") advanced by Lender to Company and its existing Subsidiaries (collectively with Company, the "Borrower") pursuant to that Loan Agreement dated July 25, 1997 between Lender and Company (the "Loan Agreement").

      1.3 A condition for the continuation of the Loans specified in the Loan Agreement is that any subsequently acquired or created Subsidiary of the Company assume as a "Co-Borrower" within the meaning of Section 7.16 of the Loan Agreement the obligations of the Borrower under the Loan Agreement, and agree to be bound by all of the terms, conditions and provisions thereof, and agree to be jointly liable with the Borrower for the full payment and satisfaction of the Loan and all other obligations of the Borrower under the Loan Agreement.

      1.4 Because of the benefits derived by the Added Borrower from said financial accommodations, which consideration is acknowledged by Added Borrower as sufficient for its agreements herein, Added Borrower desires to so agree.

SECTION 2.  ASSUMPTION.

      2.1 Added Borrower hereby assumes as a "Co-Borrower" and agrees to perform as a "Co-Borrower" all of the duties, obligations and promises of Borrower as set forth in or arising under the Loan Agreement, to be bound as a Co-Borrower by all of the terms, conditions and provisions of the Loan Agreement and to do as a Co-Borrower any and all acts and things required under the Loan Agreement to be done by Borrower.
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SECTION 3.  MISCELLANEOUS.

      3.1 Added Borrower shall execute such additional documents and do such other acts as may be reasonably necessary to fully implement the intent of this Agreement.

      3.2 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

      3.3 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

      IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                   CCIR OF TEXAS CORP., a Texas corporation



                                   By      /s/ Joseph G. Anderson
                                      ------------------------------------------
                                              Its   Vice President and Secretary
                                                    ----------------------------
                                                                  ADDED BORROWER